UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2016

Crossroads Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15331	74-2846643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11000 North Mo-Pac Expressway #150, Austin, Texas	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 928-7335

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 5, 2016, Crossroads Systems, Inc. (the “Company”) received notification from The NASDAQ Stock Market (“Nasdaq”) that, since the bid price of the Company’s common stock closed at or above $1.00 per share for the last 10 business days, from June 20, 2016 to July 1, 2016, the Company has regained compliance with the Nasdaq Listing Rule 5550(a)(2) requirement for continued listing on Nasdaq (the “Minimum Bid Price Rule”) and that this matter is now closed.

The Company previously received notice from Nasdaq that it was not in compliance with the Minimum Bid Price Rule for continued listing on Nasdaq, as the bid price of the Company’s common stock closed below the minimum $1.00 per share for 30 consecutive business days.

On July 6, 2016, the Company issued a press release announcing it had regained compliance with the Nasdaq Listing Rules. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated July 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 6, 2016	CROSSROADS SYSTEMS, INC.

	By:	/s/ Jennifer Crane
		Name:	Jennifer Crane
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July 6, 2016.